SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 1999



                       EATON CORPORATION
--------------------------------------------------------------------
     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
----------------------------------------         -------------------
(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code

Item 5.    Other Events
           ------------

EATON CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On February 1, 1999, Eaton Corporation announced it had entered into an agreement to acquire all of the outstanding common stock of Aeroquip-Vickers, Inc., for $58 per share in cash, or approximately $1.7 billion, plus the assumption of debt.

The following unaudited pro forma combined condensed financial statements have been prepared by Eaton's management. These financial statements reflect Eaton's planned acquisition of Aeroquip-Vickers, Inc., and combine, for the indicated date or period, the historical consolidated financial statements of Eaton and Aeroquip-Vickers, using the purchase method of accounting.

The unaudited pro forma combined condensed balance sheet reflects adjustments as if the acquisition had occurred on December 31, 1998. The unaudited pro forma combined statement of income reflects adjustments as if the acquisition had occurred at the beginning of 1998.

The pro forma financial statements include preliminary estimates and assumptions which Eaton's management believes are reasonable. However, the pro forma results do not include any anticipated cost savings or other effects of the planned integration of Eaton and Aeroquip-Vickers. Also, the pro forma results do not reflect an acquisition integration charge, which has not yet been determined, but will be recorded by Eaton in 1999, related to the integration of Eaton's product lines and operations with Aeroquip-Vickers. Therefore, the pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

The pro forma financial statements have been prepared using the following facts and assumptions:

- Eaton acquires the common stock and common stock equivalents of Aeroquip-Vickers in exchange for a total cash payment of $1.623 billion.

- Eaton borrows $1.623 billion to finance the acquisition. Although Eaton intends to refinance a portion of the borrowings with the proceeds from the sale of Common Shares and business divestitures (see "Eaton to Sell Engineered Fasteners and Fluid Power Divisions" appearing in this report), that refinancing is not included in the pro forma assumptions.

- The assets acquired and liabilities assumed of Aeroquip-Vickers are recorded at estimated fair values as determined by Eaton's management based on information currently available and on current tentative assumptions as to the future operations of Aeroquip-Vickers. Eaton will be obtaining independent appraisals of the fair values of the acquired property, plant and equipment, and identified intangible assets, and their remaining useful lives. Eaton will also be reviewing and determining the fair values of the other assets acquired and liabilities assumed. Accordingly, the allocation of the purchase price to the acquired assets and liabilities of Aeroquip-Vickers is subject to revision as a result of the final determination of appraised and other fair values.

The pro forma results do not reflect a $3 million aftertax expense recorded by Aeroquip-Vickers in 1998 for the cumulative effect of an accounting change to charge to income previously deferred start-up costs for new facilities.

The pro forma financial statements should be read in conjunction with the historical consolidated financial statements, and related notes, of Eaton and Aeroquip-Vickers.

Unaudited Pro Forma Combined Condensed Balance Sheet
December 31, 1998
(Millions of dollars)                      Historical         Pro
                                        ----------------    forma          Pro
                                                Aeroquip   adjust-       forma
                                        Eaton   -Vickers    ments     combined
                                        -----   --------   ------     --------
ASSETS
Current assets
  Cash                                 $   80     $   18                $   98
  Short-term investments                   42                               42
  Accounts receivable                     885        342                 1,227
  Inventories                             707        302   $   28 2a     1,037
  Deferred income taxes & other
   current assets                         268         52       12 2b
                                                                2 2l       334
                                        -----      -----    -----        -----
                                        1,982        714       42        2,738

Property, plant & equipment             1,837        548       82 2c     2,467
Identified intangible assets              214                 289 2d       503
Excess of cost over net assets of
  businesses acquired                   1,025        125     (125)2e
                                                              976 2n     2,001
Deferred income taxes & other assets      607         72      (16)2f       663             679
                                        -----      -----    -----        -----
                                       $5,665     $1,459   $1,248       $8,372
                                        =====      =====    =====        =====

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities
  Short-term debt & current portion
   of long-term debt                   $  333     $  103   $  923 (1)   $1,359
  Accounts payable & other current
   liabilities                          1,183        338       49 2g
                                                               (4)2h     1,566
                                        -----      -----    -----        -----
                                        1,516        441      968        2,925

Long-term debt                          1,191        278      700 (1)
                                                               22 2i     2,191
Postretirement benefits other than
  pensions                                557        122      (19)2j       660
Deferred income taxes & other
  liabilities                             344         49       34 2k
                                                              112 2l       539
Shareholders' equity
  Aeroquip-Vickers                                   569     (569)2m         0
  Eaton                                 2,057                            2,057
                                        -----      -----    -----        -----
                                       $5,665     $1,459   $1,248       $8,372
                                        =====      =====    =====        =====
See accompanying notes.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet

The pro forma adjustments to give effect to Eaton's planned acquisition of Aeroquip-Vickers, and the estimated purchase price allocation at December 31, 1998, are as follows:

1) The borrowing by Eaton of $1.623 billion to finance the acquisition price. Of these borrowings, $700 million are classified on the balance sheet as long-term debt because Eaton expects to issue $200 million of notes payable due in 2000 and intends, and expects to have the ability under a new $500 million five-year revolving credit agreement to be entered into during April 1999, to refinance this amount of debt on a long-term basis.

2) The allocation of the aggregate purchase price of Aeroquip-
Vickers, and the recognition of the excess of the purchase price over the estimated fair value of net assets of Aeroquip-
Vickers acquired, is as follows (in millions):

                                               Adjustments
                                               -----------
2a  Adjust acquired inventories to estimated
    fair value                                      $   28

2b  Adjust acquired pension assets for certain
    overfunded pension plans to estimated
    fair value                                          12

2c  Adjust acquired property, plant and
    equipment to estimated fair value                   82

2d  Record acquired identified intangible
    assets at estimated fair value                     289

2e  Eliminate the excess of cost over net
    assets acquired related to Aeroquip-
    Vickers' acquisitions of businesses
    in prior years                                    (125)

2f  Eliminate certain costs deferred by
    Aeroquip-Vickers                                   (16)

2g  Record estimated current liabilities
    related to post-acquisition integration
    of Aeroquip-Vickers' product lines and
    operations with Eaton, and costs related
    to the acquisition                                 (49)

2h  Adjust acquired pension liability for
    certain underfunded pension plans to
    estimated fair value                                 4

2i  Adjust acquired long-term debt to reflect
    Eaton's current interest rates                     (22)

2j  Adjust acquired liability for post-
    retirement benefits other than pensions
    to estimated fair value                             19

2k  Record estimated long-term liabilities
    related to post-acquisition integration
    of Aeroquip-Vickers' product lines and
    operations with Eaton                              (34)

2l  Record deferred income taxes for the above
    adjustments, except for adjustment 2e
    which is nontaxable, assuming a 35%
    income tax rate                                   (110)

2m  Eliminate shareholders' equity of Aeroquip-
    Vickers, prior to pro forma adjustments            569

2n  Record preliminary estimate of excess of
    cost over net assets of Aeroquip-Vickers
    acquired                                           976
                                                     -----
    Purchase price                                  $1,623
                                                     =====

Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 1998
(Millions of dollars except for per share amounts)

                                           Historical         Pro
                                        ----------------    forma          Pro
                                                Aeroquip   adjust-       forma
                                        Eaton   -Vickers    ments     combined
                                        -----   --------    -----     --------
Net sales                              $6,625     $2,150                $8,775

Costs & expenses
  Cost of products sold                 4,759      1,620   $   32 1a
                                                                1 1b
                                                                8 1c
                                                               (4)1d
                                                               (5)1e
                                                               12 1f
                                                               24 1g     6,447
  Selling & administrative              1,050        272                 1,322
  Research & development                  334         72      (32)1a       374
                                        -----      -----    -----        -----
                                        6,143      1,964       36        8,143
                                        -----      -----    -----        -----
Income from operations                    482        186      (36)         632

Other income (expense)
  Interest expense-net                    (88)       (27)     (99)1h
                                                                1 1i      (213)
  Gain on sale of businesses               43                               43
  Other-net                                48        (12)                   36
                                        -----      -----    -----        -----
                                            3        (39)     (98)        (134)
                                        -----      -----    -----        -----
Income before income taxes                485        147     (134)         498
Income taxes                              136         47      (41)1j       142
                                        -----      -----    -----        -----
Net income                             $  349     $  100   $  (93)      $  356
                                        =====      =====    =====        =====

Net income per Common Share (1k) -
  Assuming dilution                    $ 4.80                           $ 4.90
  Basic                                  4.89                             4.99

Average number of Common Shares
  outstanding (in millions) -
     Assuming dilution                   72.7                             72.7
     Basic                               71.4                             71.4

See accompanying notes.

Notes to Unaudited Pro Forma Combined Statement of Income

The pro forma adjustments to give effect to Eaton's planned acquisition of Aeroquip-Vickers, and the estimated purchase price allocation for the year ended December 31, 1998, are as follows:

1a Reclassify engineering expenses of Aeroquip-Vickers to cost of products sold to be consistent with Eaton's accounting policy

1b Adjust expense for acquired pensions and postretirement benefits other than pensions to reflect Eaton's current actuarial assumptions

1c Depreciate the write-up of acquired property, plant and equipment to estimated fair value over 10 years

1d  Eliminate amortization of certain costs deferred by Aeroquip-
    Vickers

1e Eliminate amortization of the excess of cost over net assets acquired related to Aeroquip-Vickers' acquisitions of businesses in prior years

1f Amortize the estimated fair value of acquired identified intangible assets over 25 years

1g Amortize the excess of the purchase price of Aeroquip-Vickers over the estimated fair value of net assets acquired over 40 years

1h Record additional interest expense related to $1.623 billion increase in debt to fund the acquisition (assumed interest rate 6.1%)

1i  Amortize adjustment of acquired long-term debt to reflect
    Eaton's current interest rates

1j Record the income tax effect of the above adjustments, except for adjustments 1e and 1g which are nontaxable, assuming a 35% income tax rate

1k  Pro forma net income per Common Share is computed by dividing net income by the average number of Common Shares outstanding.
              -------------------------------------

EATON TO SELL ENGINEERED FASTENERS AND FLUID POWER DIVISIONS

On March 25, 1999, Eaton said it will sell the Company's Engineered Fasteners and Fluid Power Divisions to offset, in part, the cost of the impending acquisition of Aeroquip-Vickers, Inc.

Engineered Fasteners, which is based in Brunswick, Ohio, and has approximately 650 employees, had 1998 sales of $94 million, while the Marshall, Michigan-based Fluid Power Division has approximately 1,050 employees and had 1998 sales of $189 million.

"With the impending acquisition of Aeroquip-Vickers for $1.7 billion, Eaton has a number of options available to it in order to finance the transaction," said Chairman Stephen R. Hardis. "We are issuing debt, and we can, of course, finance the balance by issuing more Eaton shares. We may do that, too, but for some time we have felt that Eaton's stock has been undervalued, and equity financing is therefore very expensive. By selling the fasteners and fluid power businesses and applying the proceeds to the Aeroquip-Vickers purchase, we can minimize the number of Common Shares that we issue, and thereby limit earnings per share dilution. The decision to divest these strong businesses reflects our confidence in Eaton's future earnings.

"Increasingly, the automotive industry is consolidating its supplier base, and expecting those suppliers to apply a more modular approach to the products they bring to the marketplace," Hardis continued. "As currently structured, neither our fastener nor our fluid power business have this capability, and it would require significant investments or additional acquisitions to grow these operations to that level.

"Both the fastener and fluid power businesses have excellent work forces and leadership teams, which makes this decision particularly difficult, but in the final analysis, we believe this course of action is in the best interest of our owners."

Sale of the Engineered Fasteners business will be handled by the investment banking firm of Bowles Hollowell Conner, a division of First Union Capital Markets Corp., while the Fluid Power transaction will be handled by Goldman, Sachs & Co. Eaton said it would not speculate on the sale price it might receive for the two businesses.

Eaton's Engineered Fastener Division has manufacturing facilities in Brunswick and Massillon, Ohio, and in Hamilton, Ontario, Canada.

The Fluid Power Division has manufacturing facilities in Fletcher, North Carolina, Markdorf, Germany, and San Jose dos Campos, Brazil, as well as a joint venture business in Ningbo, China.

                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------

                                       /s/ Billie K. Rawot
                                       -----------------------------
                                       Vice President and Controller
                                       Chief Accounting Officer

Date:  March 29, 1999